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                                                                    EXHIBIT 10.6
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                                   Agreement

Between

Sicor S.p.A., having its registered office at Via Senato no. 19, Milan, Italy, C.F. and P.I. IT06827530152, hereinafter called SICOR,

                                                        Party of the first part,

and

Alco Chemicals Ltd Swiss France, having its registered office at Via S. Salvatore, 7, Lugano, [Switzerland], hereinafter called ALCO,

                                                       Party of the second part,

                                    Recital

Whereas in effect there exists between the Parties an agency contract (hereinafter called "the Contract"), executed on 1/1/94 and subsequently amended as regards the extent of its provisions by exchange of letters dated 1/2/96 and 1/15/96; and

Whereas several other sales license agreements have been stipulated between the Parties, for the Cyproterone and Ifosfamide products among others;

Now therefor the Parties stipulate and covenant the following, to wit:

     1. The Parties reciprocally acknowledge that the reduction of the provisions (to 3.5%) mentioned in the exchange of letters dated 1/2/96 and 1/15/96 referred also to the provision of Article 2.1 of the Contract and that the missing mention of such provision under paragraph (1) of the cited letter resulted merely from a material error.

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     2.   The Parties acknowledge to one another that:

          (i) by mutual agreement of the Parties, the sales licensing agreement relating to the Ifosfamide product has not in fact ever been implemented by the Parties;
          (ii) by mutual agreement of the Parties, the sales licensing agreement relating to the Cyproterone product has not in fact been implemented by the Parties since 1/1/1995;

In consequence, the Parties mutually agree, insofar as what might occur in future, to retroactively terminate such agreements as of the dates indicated below:

          (i) with respect to the Ifosfamide product, from the date of signing same;

          (ii) with respect to the Cyproterone product, from 1/1/1995;
               and reciprocally state to one another that, with respect to these agreements, they have no claim whatsoever to anything and, to the extent of what might occur in future, waive all claims that might possibly derive from the terms and stipulations so terminated, including, but not limited to, the provisions regarding the conditions for giving notice with a view to termination of the contracts.

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     3.   The Parties covenant that, from 1/1/97, the provisions referred to in articles 2.1 and 2.3 of the Contract shall be equal to 4%.

     4. The rights and obligations accruing from the present Agreement are personal to the Parties and non transferable without prior written agreement from the other Party. Neither Party may transfer or assign to any third party any part or all of the rights and obligations mentioned in this Agreement, except that ALCO shall have the option to discount to financial institutions drafts which have matured according to the provisions [of this Agreement].

     5. The rights of the Parties provided for in this Agreement shall not in any way be interpreted as waived or limited in the event of tolerance by one Party of a failure by the other Party to perform hereunder and no waiver by one Party of its rights subsequent to a failure by the other Party to fulfil its obligations may be interpreted as a waiver with respect to subsequent and repeated failures to perform.

     6. Any change, amendment or termination of this Agreement or a single provision of this Agreement must be in writing.

     7. Whenever a provision of this Agreement shall become invalid or ineffective, such provision shall be declared null and void but all the other provisions shall remain valid and enforceable, except the obligation of the Parties to negotiate in good faith a substitute provision to that declared invalid or ineffective which might satisfy the legitimate interests of both Parties.

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     8.   The law applicable to this Agreement shall be Italian law.

          Any dispute between the Parties which might arise from the interpretation, implementation or termination of this Agreement shall be referred to the decision of a three-person arbitration panel appointed to proceed and decide according to the Italian Code of Civil Procedure.

          The international arbitration procedure so established, in conformity with sections 812 et seq. of the Code of Civil Procedure shall be the regular procedure by right pursuant to the provisions of sections 816 through 831 of the Code of Civil Procedure.

          The arbitration shall take place in Milan.

     9. All communications whatsoever provided for in this Agreement or in the Contract must be sent by registered letter with return receipt requested to the following addresses:

           -  as regards SICOR: Via Terrazzano, no. 77, 20017 Rho (Milan)

           -  as regards ALCO: Via S. Salvatore, 7, Lugano Paradiso,
               Switzerland,

     or to any other address communicated to the other Party in conformity with the preceding section 13.1.
     Lugano, September 30, 1996


SICOR S.p.A.

/s/ Rolando Santi Zoppi
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ALCO CHEMICALS LTD

/s/ Carlo Salvo
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